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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) DECEMBER 27, 1999

                               TRIMOL GROUP, INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


        0-28144                                           13-3859706
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(Commission file number)                       (IRS employer identification no.)


        1285 AVENUE OF THE AMERICAS, 35TH FLOOR, NEW YORK, NEW YORK 10019
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (212) 554-4394


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          (Former name or former address, if changed since last report)
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Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Effective December 27, 1999, the registrant and KPMG Accountants, N.V. ("KPMG"), the independent accounting firm engaged as the principal accountant to audit the registrant's financial statements, ceased their relationship. Such decision resulted from the registrant's desire to reduce its costs. In addition, and in response to KPMG's suggestion, in an effort to expedite its SEC reporting process thereby allowing the registrant's auditors additional time to complete their reports, the registrant plans to retain an accounting firm based in the U.S. KPMG's report on the registrant's financial statements for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the registrant's two most recent fiscal years and any subsequent interim period preceding December 27, 1999 there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         Currently, the registrant is in the process of selecting a new independent accountant, as the principal accountant to audit the registrant's financial statements.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               TRIMOL GROUP, INC.
                                               (Registrant)


Dated: January 4, 2000                         By: /s/ TED SHAPIRO
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                                                       Ted Shapiro
                                                       President and CEO


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